Exhibit 16.1

CHAVEZ & KOCH	DAVID CHAVEZ, CPA
DChavez@chavezandkoch.com
BUSINESS CONSULTANTS	TIM KOCH, CPA
TKoch@chavezandkoch.com
CERTIFIED PUBLIC ACCOUNTANTS	MICHAEL J. MEHR, CPA
Mmehr@chavezandkoch.com
KIRK D. KAPLAN
Kkaplan@chavezandkoch.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued an audit report dated January 24, 2004 for the year ended November 30, 2003 for FC Financial Services, Inc. included in the Registration Statement Form SB-2/A-5. We consent to the use of our auditors' report in the aforementioned registration statement and to the reference to our firm under the heading "Experts".

/s/ Chavez & Koch, CPA's
Chavez & Koch, CPA's
December 22, 2004
Henderson, Nevada

SAN DIEGO	HENDERSON - MAIN OFFICE		LAS VEGAS - APPOINTMENT ONLY
4370 LA JOLLA DRIVE, SUITE 400	2920 NORTH GREEN VALLEY PARKWAY, BLDG. 8, SUITE 821		6644 W. SAHARA AVENUE, SUITE 200
SAN DIEGO, CALIFORNIA 92122	HENDERSON, NEVADA 89014		LAS VEGAS, NEVADA 89146
TEL: 858,784.0050	TEL: 702.433.7075	FAX: 702.451.2863	TEL: 702.433.7075	FAX: 702.451.2863